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PROXY                                                              Exhibit 99.02
                                                                   -------------

                            THE BANK OF HARRISBURG
                        SPECIAL MEETING OF SHAREHOLDERS
                             ______________, 1995

              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


  The undersigned hereby appoints __________________ and _________________, or either of them, as proxies of the undersigned, each with full power of substitution and resubstitution, to represent and to vote all of the shares of common stock of The Bank of Harrisburg (the "Bank") which the undersigned beneficially holds of record on ___________, 1995 and would be entitled to vote at the Special Meeting of Shareholders of the Bank, to be held at the main office of the Bank located at 2 West Walnut Street, Harrisburg, Illinois 62949, on ____________, 1995, at ___:____ __.m., local time, and at any adjournments thereof, with all of the powers the undersigned would possess if personally present, on the matters set forth below.

  The Board of Directors of the Bank recommends a vote FOR approval and adoption of the Agreement of Affiliation and Merger specified in Item 1 below.

  1. Approval and adoption of the Agreement of Affiliation and Merger ("Agreement"), dated May 31, 1995, among Shawnee Bancorp, Inc., Old National Bancorp, The First National Bank of Harrisburg ("First National") and the Bank, pursuant to which the Bank will affiliate through a merger with First National and each outstanding share of Bank common stock will be converted into the right to receive cash from ONB in the amount of Seventeen Dollars ($17.00), all as provided for in the Agreement.


     [_] FOR                 [_] AGAINST                [_] ABSTAIN

  2. In their discretion, on such other matters as may properly come before the Special Meeting.

Please sign on reverse side       (continued on other side)
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                          (continued from other side)

THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NOT OTHERWISE DIRECTED, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE AGREEMENT. ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS OF THE BANK. THIS PROXY MAY
BE REVOKED AT ANY TIME PRIOR TO ITS EXERCISE.

PLEASE COMPLETE, SIGN, DATE AND RETURN THIS PROXY PROMPTLY.



DATED:___________________, 1995          ______________________________
                                           (Signature of Shareholder)


                                         ______________________________
                                           (Signature of Shareholder)

                                         Please sign exactly as your name
                                         appears on your stock certificates and
                                         on the label placed to the left. Joint
                                         owners should each sign personally.
                                         Trustees, guardians, executors and
                                         others signing in a representative
                                         capacity should indicate the capacity
                                         in which they sign.